UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): July 29, 2008

BLUE EARTH SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140438	26-1909139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13511 Granville Ave., Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 729-0150

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry Into A Material Definitive Agreement

We have entered into new polystyrene foam recycling contracts with U.S. Transport and Kenco Logistics.  The contracts were executed on July 29, 2008 and July 24, 2008, respectively.  Both contracts are effective for a term a five (5) years.  During the terms of these contracts, we will provide all required recycling services, including preparation of recycling and recycling equipment.  Both contracts are terminable upon fifteen (15) days notice by either party.  We plan to recycle the polystyrene waste collected from these companies using our proprietary biodegradable solution. We plan to use the recycled material to make polystyrene pellets that we expect to sell for a lower price than new polystyrene pellets.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
10.1	Service Agreement for Recycling Service with U.S. Transport
10.2	Service Agreement for Recycling Service with Kenco Logistics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

/s/Patrcia Cohen
Patricia Cohen
Chief Executive Officer